LETTER AMENDMENT NO. 2

                                                     Dated as of May 28, 1997

To the banks, financial institutions
   and other institutional lenders
   (collectively, the "BANKS") parties
   to the Loan Agreement referred to
   below and to Citibank, N.A., as agent
   (the "AGENT") for the Banks

Ladies and Gentlemen:

     We refer to the Amended and Restated Loan Agreement dated as of April 11, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "LOAN AGREEMENT") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Loan Agreement.

     The Loan Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

     (a) Section 1.01 is amended by adding the following after the definition of "Business Day":

          ""CAPITAL EXPENDITURES" means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year."

     (b)  Section 6.01 is amended as follows:

               (i) Section 6.01(a) is amended by adding a PROVISO to the end thereof as follows:

               ", PROVIDED HOWEVER, that

                         (i) during the first  quarter of the fiscal year ending
                    May 31, 1998, the Borrowers shall maintain a Consolidated Debt Ratio of not more than .58:1;

                         (ii)  during  the second  quarter  of the  fiscal  year
                    ending  May  31,  1998,  the  Borrowers   shall  maintain  a
                    Consolidated Debt Ratio of not more than .55:1; and

                         (iii) during the third quarter of the fiscal year
                    ending May 31, 1998, the Borrowers shall maintain a Consolidated Debt Ratio of not more than .55:1."

               (ii) Section 6.01(b) is amended by adding a PROVISO to the end thereof as follows:

               ", PROVIDED, HOWEVER, that

               (i) computation of the Consolidated Interest Coverage Ratio shall not include the following charges accrued during the third quarter of the fiscal year ending May 31, 1997: (A) a reserve for returns of $9,000,000 and (B) restructuring costs of $4,000,000;

               (ii) computation of the Consolidated Interest Coverage Ratio shall not include the following charges accrued during the fourth quarter of the fiscal year ending May 31, 1997 (to the extent otherwise includible in such computation): (A) a reserve for returns,
          (B) additional restructuring and related costs and (C) adjustments for inventory; the aggregate amount of such items (ii)(A) through (ii)(C) above not to exceed $17,000,000 in the aggregate;

               (iii) during the fourth quarter of the fiscal year ending May 31, 1997, the Borrowers shall maintain a Consolidated Interest Coverage Ratio of not less than 3.75:1;

               (iv) during the first quarter of the fiscal year ending May 31, 1998, the Borrowers shall maintain a Consolidated Interest Coverage Ratio of not less than 3.75:1;

               (v) during the second quarter of the fiscal year ending May 31, 1998, the Borrowers shall maintain a Consolidated Interest Coverage Ratio of not less than 3.10:1; and

               (vi) during the third quarter of the fiscal year ending May 31, 1998, the Borrowers shall maintain a Consolidated Interest Coverage Ratio of not less than 3.25:1."

     (c) Section 6.03 is amended by adding a PROVISO to the end thereof as follows:

          ", PROVIDED FURTHER, that no such sale of accounts receivable permitted by this Section 6.03(b)(ii) may be made during the fiscal year ending May 31, 1998."

     (d)  Article VI is amended by adding a new Section 6.09 as follows:

          "Section 6.09. CAPITAL EXPENDITURES. The Borrowers shall not make, or permit any of the Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrowers and the Subsidiaries for the fiscal year ending May 31, 1998 to exceed $30,000,000.

     (e)  Section 7.01(f) is amended in full to read as follows:

          "(f) (i) any payment default of $1,000,000 or more shall occur under any instrument or agreement (other than a Loan Instrument) respecting any Debt of either Borrower or any of the Subsidiaries, unless payment shall be made or action shall be taken within three (3) Business Days after such default in an amount or manner sufficient to cure it, PROVIDED that such payment or action will not result in a breach of any term or provision of this Agreement and the other Loan Instruments, with the various financial measurements and covenants set forth in Section 6.01 of this Agreement being recalculated on a pro forma basis (from the then most recent quarterly or subsequent pro forma calculations) to include the effect of any such payment or (ii) any Debt of either Borrower or of any of the Subsidiaries of $5,000,000 or more in principal or notional amount shall be accelerated or otherwise become due or be required to be prepaid, repurchased or redeemed (other than pursuant to a regularly scheduled mandatory prepayment, repurchase or redemption or the application of the change of control provision contained in the Holding Company's outstanding 5% convertible subordinated debentures due August 15, 2005, as in effect on the date hereof, or any substantially identical provision contained in any subsequent issuance of debt) prior to its scheduled maturity;"

     This Letter Amendment shall become effective as of the date first above written when, and only when, on or before May 28, 1997, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Majority Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 8.11 of the Loan Agreement.

     On the effective date of this Letter Amendment, the undersigned shall pay to the Agent for the account of each Bank executing this Letter Amendment on or before the date hereof (the "SIGNING BANKS") an amendment fee of six basis points on each Signing Bank's Commitment.

     On and after the effectiveness of this Letter Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the Notes and each of the other Loan Instruments to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Letter Amendment.

     The Loan Agreement, the Notes and each of the other Loan Instruments, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Instruments, nor constitute a waiver of any provision of any of the Loan Instruments.

     If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least three counterparts of this Letter Amendment to Citibank, N.A., 399 Park Avenue, New York, NY 10043, Attn: Judith Cheskin.

     This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

     This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     Very truly yours,

                                     SCHOLASTIC CORPORATION


                                     By:_______________________________________
                                          Name:
                                          Title:


                                     SCHOLASTIC INC.

                                     By:_______________________________________
                                          Name:
                                          Title:


Agreed as of the date first above written:

CITIBANK, N.A., as Agent

By:_______________________________________
      Name:
      Title:



BANKS

CITIBANK, N.A.

By:_______________________________________
      Name:
      Title:



THE CHASE MANHATTAN BANK, N.A.

By:_______________________________________
      Name:
      Title:



BANK BOSTON, N.A. (formerly known as
The First National Bank of Boston)

By:_______________________________________
      Name:
      Title:



MARINE MIDLAND BANK

By:_______________________________________
      Name:
      Title:



UNITED JERSEY BANK

By:_______________________________________
      Name:
      Title: